UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 5, 2014 (December 1, 2014)

Aetna Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-16095	23-2229683
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

151 Farmington Avenue, Hartford, CT	06156
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 273-0123

Former name or former address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2014, Aetna Inc. (the “Company”) issued a press release announcing that the Company has appointed Karen S. Rohan as the Company’s President, effective January 1, 2015.  A copy of the Company’s press release regarding this announcement is filed herewith as Exhibit 99.1 and hereby incorporated in this Item 5.02 by reference.

Mark T. Bertolini will continue to serve as the Company's Chairman and Chief Executive Officer.

Prior to this appointment, Ms. Rohan, age 51, had been Executive Vice President of Aetna’s Local and Regional Businesses since February 4, 2013, having served as Executive Vice President, Head of Specialty Products since July 23, 2012.  Prior to joining Aetna, Ms. Rohan served as President of Magellan Health Services since August 2009.

Ms. Rohan does not have a family relationship with any Director or any other executive officer of the Company.  In addition, Ms. Rohan has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Website addresses and hyperlinks referred to and/or linked to in this Current Report (including exhibits) are included for reference only. The information contained on these websites and/or links is not a part of this Current Report and is not incorporated by reference in this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Aetna Inc. dated December 1, 2014 regarding appointment of Karen Rohan as President of Aetna Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aetna Inc.

Date: December 5, 2014	By:	/s/ Rajan Parmeswar
	Name:	Rajan Parmeswar
	Title:	Vice President, Controller and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release of Aetna Inc. dated December 1, 2014 regarding appointment of Karen Rohan as President of Aetna Inc.